DELEK US HOLDINGS REPORTS FOURTH QUARTER
AND FULL-YEAR 2011 RESULTS

BRENTWOOD, Tenn., March 7, 2012 -- Delek US Holdings, Inc. (NYSE: DK), an integrated downstream energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the fourth quarter and full-year 2011.

For the three months ended December 31, 2011, Delek US reported a net loss from continuing operations of $6.0 million or ($0.10) per basic share, versus a net loss from continuing operations of $70.9 million, or ($1.30) per basic share, in the fourth quarter 2010.

Excluding special items, the Company reported an adjusted net loss from continuing operations of $4.5 million , or ($0.07) per basic share, in the fourth quarter 2011. The fourth quarter adjusted net loss from continuing operations excludes the impact of an after-tax $1.5 million impairment on goodwill related to the acquisition of certain retail locations in 2006.

For the full-year 2011, Delek US reported record net income from continuing operations of $158.3 million, or $2.78 per diluted share, versus a net loss from continuing operations of $79.9 million, or ($1.47) per basic share, in the full-year 2010.

As reported in late January, a pronounced narrowing in crude oil differentials and a decline in regional asphalt prices adversely impacted fourth quarter profitability. Fourth quarter refining margins at the El Dorado refinery and, to a lesser degree, at the Tyler refinery, were impacted by a rapid contraction in crude differentials that began in November and continued through December 2011. The per barrel discount of West Texas Intermediate (WTI) to Louisiana Light Sweet (LLS) crude oil declined from $25/bbl in October to $10/bbl in December. As the WTI-LLS differential narrowed during the final two months of the fourth quarter, the Company's cost of crude increased to levels higher than what the spot WTI-LLS differential would have indicated in those months.

Uzi Yemin, President and Chief Executive Officer of Delek US Holdings, remarked: “Delek US had an outstanding year, highlighted by record annual net income from continuing operations. During 2011, we more than doubled our production capacity with the acquisition of a second refinery and significantly increased our portfolio of logistics assets in the Mid-Continent region. Even after funding two acquisitions last year, we managed to reduce our net debt outstanding by $40 million, while continuing to return value to our shareholders through a combination of regular and special cash dividends."

Yemin continued: “During the first quarter 2012, Mid-Continent and Gulf Coast refining economics have improved when compared to the prior-year period, providing a solid start to what could be another strong year."

“Since last April, our midstream asset purchases have included a 600 mile crude gathering system, five pipeline systems and four product terminals. On a combined basis, these asset purchases further establish our competitive footholds in the Gulf Coast and Mid-Continent markets that surround our Tyler and El Dorado refineries. Looking ahead, we intend to further scale our logistics holdings with strategic acquisitions that complement our existing downstream asset portfolio,” concluded Yemin.

As of December 31, 2011, Delek US had $225.9 million in cash and $432.6 million in debt, resulting in a net debt position of $206.7 million.

Recently Completed Acquisitions

During the fourth quarter 2011 and first quarter 2012, Delek US completed three strategic acquisitions, as follows:

Paline Crude Pipeline System Acquisition

On December 19, 2011, Delek US acquired all of the membership interests of Paline Pipeline Company, LLC from Ergon Terminaling, Inc. Paline Pipeline Company owns and operates the 10-inch, 185-mile Paline Pipeline System. The Paline Pipeline System is a crude line that runs from Longview to Nederland Texas. Under the prior owner, Paline had been used to transport crude from the Gulf Coast north into Longview. Delek US is in the process of reversing crude flows on Paline under a lease agreement with a major oil company that expires at the end of 2014. Delek US acquired Paline Pipeline Company and all related assets for a purchase price of $50 million, consisting of $25 million cash and a 3-year, $25 million note payable to Ergon.

Nettleton Crude Pipeline System Acquisition

On January 31, 2012, Delek US, completed the acquisition of the 35 mile, 10-inch Nettleton Pipeline System from Plains Marketing, L.P. for a total consideration of $12.3 million cash. The Nettleton Pipeline is used exclusively to transport crude oil from Longview, Texas to the Tyler refinery. During the year ended December 31, 2011, more than half of the crude oil processed at the Tyler refinery was supplied through the Nettleton Pipeline.

Big Sandy Product Terminal & Refined Product Pipeline Acquisition

On February 7, 2012, Delek US acquired a light products terminal located in Big Sandy, Texas and a 9-inch, 20-mile refined product pipeline for a total consideration of $11 million cash.  The acquisition of this terminal and pipeline system further enhances the Company's marketing capabilities in east Texas.

Refining Segment

Refining segment contribution margin increased to $30.7 million in the fourth quarter 2011, versus $11.7 million in the fourth quarter 2010. During the fourth quarter 2011, the Tyler refinery generated $41.7 million in contribution margin, while the Company's El Dorado operations reported ($11.0)

million in contribution margin.

The year-over-year increase in segment contribution margin was attributable to higher throughputs at the Tyler refinery, improved Mid-Continent refined product margins and access to cost-advantaged domestic crude sources.

Tyler, Texas Refinery

Total throughputs reached a record of 63,722 barrels per day in the fourth quarter 2011, versus 55,318 barrels per day in the prior-year period. Total sales volumes were 63,211 barrels per day in the fourth quarter 2011, compared to 54,405 barrels per day in the fourth quarter 2010. Tyler operated at 94.7 percent of nameplate capacity during the fourth quarter 2011, versus 81.1 percent in the prior-year period, given strong local demand for refined products.

Direct operating expense per barrel sold was $4.62 per barrel sold in the fourth quarter 2011, versus $5.51 per barrel sold in the fourth quarter 2010. The year-over-year change was primarily attributable to higher throughputs and lower contractor expenses.

Tyler's refining margin, excluding inter-company product marketing fees of $0.53 per barrel, was $12.32 per barrel sold in the fourth quarter 2011, compared to $8.36 per barrel sold for the same quarter last year. The 5-3-2 Gulf Coast crack spread was $20.34 per barrel in the fourth quarter 2011, versus $8.09 per barrel in the fourth quarter 2010.

El Dorado, Arkansas Refinery

Total throughputs and sales volumes were 82,468 and 75,694 barrels per day, respectively, in the fourth quarter 2011. El Dorado operated at 95.4 percent of nameplate capacity during the fourth quarter 2011.

Direct operating expense per barrel sold was $3.65 per barrel sold in the fourth quarter 2011, versus $4.27 per barrel sold in the third quarter 2011. The quarter-over-quarter change was primarily attributable to lower maintenance, chemical and employee expenses. El Dorado's refining margin was $2.07 per barrel sold in the fourth quarter 2011, compared to $14.33 per barrel sold in the third quarter 2011.

Retail Segment

Retail segment contribution margin increased to $8.5 million in the fourth quarter 2011, versus $8.2 million in the fourth quarter 2010. Fourth quarter results benefited from a combination of improved same-store sales of fuel (gallons), merchandise and fresh food, in addition to an increase in the retail fuel margin, when compared to the prior-year period.

Same-store merchandise sales increased 2.0 percent in the fourth quarter 2011, when compared to the prior-year period. Same-store food service sales increased 17.4 percent in the fourth quarter 2011, as the company increased the concentration of fresh food QSR concepts to more than 21 percent of the store base.

Merchandise margin declined to 29.2 percent in the fourth quarter 2011, versus 29.8 percent in the prior-year period, due in part to lower gross profit margins in the cigarette category.

Same-store retail fuel gallons sold increased 4.3 percent in the fourth quarter 2011, when compared to the prior-year period. The increase in same-store fuel volumes was partially attributable to a more competitively priced fuel offering, when compared to the fourth quarter 2010. The Company's retail fuel margin was 14.6 cents per gallon in the fourth quarter 2011, versus 13.1 cents per gallon in the prior-year period.

At the conclusion of the fourth quarter 2011, the retail segment operated 377 locations, versus 412 locations in the prior-year period.

Marketing Segment

Marketing segment contribution margin declined to $6.0 million in the fourth quarter 2011, versus $6.6 million in the fourth quarter 2010.

Total sales volumes increased 6.9% percent to 15,337 barrels per day in the fourth quarter 2011, versus the prior-year period. Total sales volumes increased on a year-over-year basis for the eighth consecutive quarter during the fourth quarter 2011, as demand for gasoline increased by nearly 30 percent during the fourth quarter, when compared to the prior-year period.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company's operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure.

The following item(s) are excluded in the calculation of adjusted net income from continuing operations for the three months and twelve months ended December 30, 2010 and December 31, 2011.

	Three Months Ended December 31, 2011
	Pre-Tax	After-Tax		After Tax EPS
$ in Millions (Except EPS)	Income	Income		Diluted

Unadjusted
Net loss	(9.1)	(6.0)		(0.10)
Adjustments
Loss:
Goodwill impairment	2.2	1.5		0.03

Adjusted Total	(6.9)	(4.5)		(0.07)

	Three Months Ended December 31, 2010
	Pre-Tax	After-Tax		After Tax EPS
$ in Millions (Except EPS)	Income	Income		Diluted

Unadjusted
Net loss	(72.4)	(70.9)		(1.30)
Adjustments
Loss:
Impairment of Minority Investment	60.0	63.1		1.16
Adjusted Total	(12.4)	(7.8)		(0.14)

	Year Ended December 31, 2011
	Pre-Tax	After-Tax		After Tax EPS
$ in Millions (Except EPS)	Income	Income		Diluted

Unadjusted
Net Income	247.8	158.3		2.78

Adjustments:
Loss:
Goodwill impairment	2.2	1.5		0.03

Adjusted Total	250.0	159.8		2.81

	Year Ended December 31, 2010
	Pre-Tax	After-Tax		After Tax EPS
$ in Millions (Except EPS)	Income	Income		Diluted

Unadjusted
Net loss	(84.9)	(79.9)		(1.47)

Adjustments:
Loss:
Impairment of Minority Interest	60.0	63.1		1.16
Income:
Property Damage Proceeds, net (Refining Segment)	(4.0)	(2.6)		(0.05)
Total	56.0	60.5		1.11

Adjusted Total	(28.9)	(19.4)	—	(0.36)

Fourth Quarter and Full-Year 2011 Results | Conference Call Information

The Company will hold a conference call to discuss its fourth quarter and full-year 2011 results on March 8, 2012 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through April 8, 2012. The replay can be accessed by dialing (855) 859-2056 with the conference ID number 47977839.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is an integrated downstream energy company focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 377 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management's ability to execute its strategy through acquisitions and transactional risks in acquisitions; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

U.S. Investor / Media Relations Contact:
Noel Ryan III
Head of Investor Relations & Corporate Communications
Delek US Holdings, Inc.
615-435-1356 (Direct)

Delek US Holdings, Inc
Condensed Consolidated Balance Sheets (Unaudited)
	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$225.9	$49.1
Accounts receivable	277.1	104.7
Inventory	508.0	136.7
Other current assets	39.6	8.9
Total current assets	1,050.6	299.4
Property, plant and equipment:
Property, plant and equipment	1,317.3	886.7
Less: accumulated depreciation	(263.5)	(206.6)
Property, plant and equipment, net	1,053.8	680.1
Goodwill	69.7	71.9
Other intangibles, net	17.5	7.9
Minority investment	—	71.6
Other non-current assets	39.0	13.7
Total assets	$2,230.6	$1,144.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$521.1	$222.9
Current portion of long-term debt and capital lease obligations	68.2	14.1
Current note payable to related party	6.0	—
Obligation under Supply and Offtake Agreement	298.6	—
Accrued expenses and other current liabilities	100.8	55.5
Total current liabilities	994.7	292.5
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	297.9	237.7
Note payable to related party	60.5	44.0
Environmental liabilities, net of current portion	9.7	2.8
Asset retirement obligations	7.9	7.3
Deferred tax liabilities	168.1	105.9
Other non-current liabilities	38.2	11.1
Total non-current liabilities	582.3	408.8
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 58,036,427 shares and 54,403,208 shares issued and outstanding at December 31, 2011 and 2010, respectively	0.6	0.5
Additional paid-in capital	356.9	287.5
Accumulated other comprehensive income	1.8	—
Retained earnings	294.1	155.3
Non-controlling interest in subsidiaries	0.2	—
Total stockholders’ equity	653.6	443.3
Total liabilities and stockholders’ equity	$2,230.6	$1,144.6

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In millions, except share and per share data)
Net sales	2,001.0	989.5	7,198.2	3,755.6
Operating costs and expenses:
Cost of goods sold	1,871.4	903.4	6,429.9	3,412.9
Operating expenses	82.7	59.4	320.9	229.5
Impairment of goodwill	2.2	—	2.2	—
Insurance proceeds — business interruption	—	—	—	(12.8)
Property damage proceeds, net	—	—	—	(4.0)
General and administrative expenses	19.5	14.0	81.4	59.0
Depreciation and amortization	20.8	16.2	74.1	61.1
Loss on sale of assets	1.0	0.4	3.6	0.7
Total operating costs and expenses	1,997.6	993.4	6,912.1	3,746.4
Operating income	3.4	(3.9)	286.1	9.2
Interest expense	12.5	8.5	51.2	34.1
(Gain) loss on investment in Lion Oil	—	60.0	(12.9)	60.0
Total non-operating expenses, net	12.5	68.5	38.3	94.1
Income (loss) from continuing operations before income taxes	(9.1)	(72.4)	247.8	(84.9)
Income tax expense (benefit)	(2.8)	(1.5)	84.7	(5.0)
Income (loss) from continuing operations	(6.3)	(70.9)	163.1	(79.9)
Net income (loss)	(6.3)	(70.9)	163.1	(79.9)
Net income attributed to non-controlling interest	(0.3)	—	4.8	—
Net income (loss) attributable to Delek	$(6.0)	$(70.9)	$158.3	$(79.9)
Basic earnings (loss) per share:
Income (loss) from continuing operations	(0.10)	(1.30)	2.80	(1.47)
Loss from discontinued operations	—	—	—	—
Basic earnings (loss) per share	(0.10)	(1.30)	2.80	(1.47)
Diluted earnings (loss) per share:
Income (loss) from continuing operations	(0.10)	(1.30)	2.78	(1.47)
Loss from discontinued operations	—	—	—	—
Diluted earnings (loss) per share	(0.10)	(1.30)	2.78	(1.47)
Weighted average common shares outstanding:
Basic	58,023,936	54,395,953	56,543,977	54,264,763
Diluted	58,023,936	54,395,953	57,026,864	54,264,763
Dividends declared per common share outstanding	0.2175	0.0375	0.3300	0.1500

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2011	2010
Cash Flow Data
Cash flows provided by operating activities:	$130.1	$71.0
Cash flows used in investing activities:	(195.7)	(44.5)
Cash flows provided by (used in) financing activities:	242.4	(45.8)
Net increase (decrease) in cash and cash equivalents	$176.8	$(19.3)

Delek US Holdings, Inc.
Segment Data
(In millions)

	Three Months Ended December 31, 2011
(In millions)	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$1,381.1	$448.9	$171.0	$—	$2,001.0
Intercompany fees and sales	42.8	—	11.1	(53.9)	—
Operating costs and expenses:
Cost of goods sold	1,340.8	407.1	174.3	(50.8)	1,871.4
Operating expenses	52.4	31.1	1.8	(2.6)	82.7
Goodwill impairment	$—	$2.2	$—	$—	2.2
Segment contribution margin	$30.7	$8.5	$6.0	$(0.5)	44.7
General and administrative expenses					19.5
Depreciation and amortization					20.8
Loss on sale of assets					1.0
Operating income					$3.4
Total assets	$1,584.5	$411.4	$140.6	$94.1	$2,230.6
Capital spending (excluding business combinations)	$14.9	$10.2	$0.8	$5.0	$30.9

	Three Months Ended December 31, 2010
(In millions)	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$461.3	$398.2	$129.8	$0.2	$989.5
Intercompany fees and sales	1.4	—	4.9	(6.3)	—
Operating costs and expenses:
Cost of goods sold	423.4	356.8	127.2	(4.0)	903.4
Operating expenses	27.6	33.2	0.9	(2.3)	59.4
Segment contribution margin	$11.7	$8.2	$6.6	$0.2	26.7
General and administrative expenses					14.0
Depreciation and amortization					16.2
Loss on sale of assets					0.4
Operating loss					$(3.9)
Total assets	$545.1	$420.6	$65.2	$113.7	$1,144.6
Capital spending (excluding business combinations)	$10.1	$6.4	$—	$—	$16.5

	Year Ended December 31, 2011
(In millions)	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$4,634.1	$1,859.4	$704.2	$0.5	$7,198.2
Intercompany fees and sales	71.2	—	27.8	(99.0)	—
Operating costs and expenses:
Cost of goods sold	4,140.6	1,679.4	700.5	(90.6)	6,429.9
Operating expenses	193.1	132.6	5.3	(10.1)	320.9
Goodwill impairment	$—	$2.2	$—	$—	2.2
Segment contribution margin	$371.6	$45.2	$26.2	$2.2	445.2
General and administrative expenses					81.4
Depreciation and amortization					74.1
Loss on sale of assets					3.6
Operating income					$286.1
Capital spending (excluding business combinations)	$36.0	$36.5	$0.9	$7.6	$81.0

	Year Ended December 31, 2010
(In millions)	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$1,678.2	$1,592.3	$484.3	$0.8	$3,755.6
Intercompany fees and sales	5.0	—	20.1	(25.1)	—
Operating costs and expenses:
Cost of goods sold	1,546.8	1,405.2	476.7	(15.8)	3,412.9
Operating expenses	101.4	134.7	2.9	(9.5)	229.5
Insurance proceeds — business interruption	(12.8)	—	—	—	(12.8)
Property damage expenses	(4.0)	—	—	—	(4.0)
Segment contribution margin	$51.8	$52.4	$24.8	$1.0	130.0
General and administrative expenses					59.0
Depreciation and amortization					61.1
Loss on sale of assets					0.7
Operating income					$9.2
Capital spending (excluding business combinations)	$42.3	$14.4	$—	$0.1	$56.8

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Three Months Ended December 31,	Year Ended December 31,

Refining Segment	2011	2010	2011	2010
Tyler Refinery
Days operated in period	92	92	365	365
Total sales volume (average barrels per day)(1)	63,211	54,405	60,395	53,360
Products manufactured (average barrels per day):
Gasoline	35,148	31,209	32,407	30,019
Diesel/Jet	22,997	19,823	22,521	19,669
Petrochemicals, LPG, NGLs	2,011	1,697	2,205	1,623
Other	2,880	2,312	2,564	2,012
Total production	63,036	55,041	59,697	53,323
Throughput (average barrels per day):
Crude oil	56,804	48,676	56,028	50,000
Other feedstocks	6,918	6,642	4,492	4,286
Total throughput	63,722	55,318	60,520	54,286
Per barrel of sales:
Tyler refinery operating margin	11.79	7.85	17.92	7.00
Tyler refinery operating margin excluding intercompany marketing service fees	12.32	8.36	18.47	7.55
Direct operating expenses	4.62	5.51	5.27	5.21
El Dorado Refinery
Days operated in period	92		247
Total sales volume (average barrels per day)(1)	75,694		76,153
Products manufactured (average barrels per day):
Gasoline	36,044		33,231
Diesel	27,695		26,726
Petrochemicals, LPG, NGLs	1,542		1,399
Asphalt	13,646		14,820
Other	3,340		3,267
Total production	82,267		79,443
Throughput (average barrels per day):
Crude oil	76,344		73,796
Other feedstocks	6,124		6,258
Total throughput	82,468		80,054
Per barrel of sales:
El Dorado refinery operating margin	$2.07		$9.02
Direct operating expenses	$3.65		$4.09
Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$93.93	$85.16	$95.07	$79.50
Mars crude oil (per barrel)(2)	$106.72		$108.19
US Gulf Coast 5-3-2 crack spread (per barrel)	$20.34	$8.09	$22.98	$7.93
US Gulf Coast Unleaded Gasoline (per gallon)	$2.58	$2.16	$2.74	$2.07
Ultra low sulfur diesel (per gallon)	$2.96	$2.34	$2.97	$2.16
Natural gas (per MMBTU)	$3.33	$3.62	$4.00	$4.34

Marketing Segment

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Days operated in period	92	92	365	365
Products sold (average barrels per day):
Gasoline	7,145	5,550	6,815	6,419
Diesel/Jet	8,144	8,761	8,632	7,888
Other	48	41	46	46
Total sales	15,337	14,352	15,493	14,353
Retail Segment

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Number of stores (end of period)	377	412	377	412
Average number of stores	383	417	394	428
Retail fuel sales (thousands of gallons)	103,497	103,184	409,446	423,509
Average retail gallons per average number of stores (in thousands)	270	247	1,039	990
Retail fuel margin ($ per gallon)	$0.146	$0.131	$0.162	$0.161
Merchandise sales (in thousands)	$90,515	$92,733	$374,580	$384,106
Merchandise margin %	29.2%	29.8%	29.8%	30.5%
Credit expense (% of gross margin)	11.7%	11.1%	11.6%	9.6%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expense/merchandise sales plus total gallons	15.4%	16.3%	16.3%	16.1%

(1)
Sales volume includes 3,751, and 2,529 sold to the marketing and retail segments during the three and twelve months ended December 31, 2011, respectively, and 453 and 473 bpd during the three and twelve months ended December 31, 2010, respectively.

(2)	The information included in year ended December 31, 2011 represents the average for the period April 29, 2011 through December 31, 2011.